Exhibit 99.3

CONSENT OF DIRECTOR NOMINEE

     Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to the use of his name as a Director Nominee in the registration statement on Form S-11, and any amendments thereto, to be filed by MFResidential Investments, Inc.

/s/ Lawrence J. Santoro

Lawrence J. Santoro

April 30, 2008